                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_]Confidential, for Use of the
                                             Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         Pilot Network Services, Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                          PILOT NETWORK SERVICES, INC.

                    Notice of Annual Meeting of Stockholders

                         To Be Held September 16, 1999

   The Annual Meeting of Stockholders (the "Annual Meeting") of Pilot Network Services, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices located at 2450 Mariner's Square Loop, Alameda, California 94501 on Thursday, September 16, 1999, at 10:00 a.m., local time, for the following purposes:

  1. To elect three Class I Directors to serve until the 2001 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

  2. To approve the amendment to the Company's 1998 Stock Option Plan (the "1998 Plan") and the reservation for issuance under the 1998 Plan of a total of (a) 1,156,000 additional shares of the Company's Common Stock (approximately equal to the number of shares previously reserved and unissued under the Company's 1994 Stock Plan, and shares previously issued and returned to the 1994 Stock Plan as a result of employee terminations), plus (b) such number of shares as may be returned to the 1994 Stock Plan in the future as a result of employee terminations, up to a maximum aggregate of 400,000 additional shares;

  3. To ratify the appointment of KPMG, LLP as the independent auditors of the Company for the fiscal year ending March 31, 2000; and

  4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

   The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

   The Board of Directors has fixed the close of business on July 22, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

   All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,

                                          William C. Leetham
                                          Secretary

Alameda, California
August 3, 1999


                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                       THANK YOU FOR ACTING PROMPTLY.

                          PILOT NETWORK SERVICES, INC.
                          1080 Marina Village Parkway
                           Alameda, California 94501

                                PROXY STATEMENT

General

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Pilot Network Services, Inc., a Delaware corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's offices located at 2450 Mariner's Square Loop, Alameda, California 94501, on Thursday, September 16, 1999, at 10:00 a.m., local time, and any adjournment(s) or postponement(s) thereof.

   This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the fiscal year ended March 31, 1999, including financial statements, were first mailed to stockholders entitled to vote at the meeting on or about August 3, 1999.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
William C. Leetham ) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Record Date; Voting Securities

   The close of business on July 22, 1999 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 13,648,495 shares of Common Stock outstanding and held of record by approximately 100 stockholders.

Voting and Solicitation

   Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Shares of Common Stock may not be voted cumulatively.

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector"). The Inspector will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter at a duly held meeting at which a quorum is present, as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

   Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR the amendment of the Company's 1998 Stock Option Plan, FOR ratification of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be treated as present or represented for purposes of determining the presence of a quorum and will be excluded from the calculation of shares entitled to vote with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

   The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. Skinner & Co., Inc. may be hired as the Company's proxy solicitor and shall charge the Company fees of approximately $5,000.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Nominees

   The Company's Certificate of Incorporation provides for a classified Board of Directors. The Board of Directors is divided into two classes, designated Class I and Class II, respectively. Each class of directors consists of three directors, and each class of directors serves for a staggered two year term or until a successor is elected and qualified. The Class I directors are M. Marketta Silvera, Thomas B. Kelly and Shanda Bahles, whose current terms will end at this Annual Meeting. The Class II directors are Thomas O'Rourke and
K. Flynn McDonald, with one Class II director vacancy, whose current terms will end at the Annual Meeting of Stockholders in 2000.

   At the Annual Meeting, all three members of Class I are standing for re-election to serve until the 2001 Annual Meeting of Stockholders or until their respective successors are elected and qualified.

   In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

   Assuming a quorum is present, the three nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as Class I directors of the Company with a term expiring at the 2001 Annual Meeting of Stockholders. Unless marked otherwise, proxies received will be voted FOR the election of each of the three nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

   The names of the directors, their ages as of July 1, 1999 and certain other information about them are set forth below:

Name                      Age Position with the Company                     Class Director Since
----                      --- -------------------------                     ----- --------------
M. Marketta Silvera.....  56  Chairman of the Board of Directors, President   I        1993
                              and Chief Executive Officer
Shanda Bahles (1)(2)....  43  Director                                        I        1994
K. Flynn McDonald.......  46  Director                                       II        1995
Thomas O'Rourke (1)(2)..  75  Director                                       II        1995
Thomas B. Kelly (1).....  56  Director                                        I        1999

--------
(1) Member of the Audit Committee
(2) Member of the Compensation Committee

   There are no family relationships among any of the directors or executive officers of the Company.

Nominees for Election as Class I Directors through 2001

   M. Marketta Silvera is the founder of the Company and has served as its President and Chief Executive Officer since June 1993, and as a director of the Company since July 1993. From June 1991 to January 1993, Ms. Silvera served as President of VoiceCom Systems, Inc., a voice processing services company. From May 1989 to June 1991, she served as President of Votan Corporation, a voice recognition technology company. Ms. Silvera served as Vice President of Sales and Marketing at Granite Systems, a voice technology systems developer, and Votan from 1986 to 1989. Ms. Silvera is also a director of AVIOS, a voice and data technology organization, and has previously served as its President.

   Shanda Bahles has served as director of the Company since January 1994. Ms. Bahles has served as a General Partner of El Dorado Ventures (El Dorado), a venture capital firm focused on early stage investments in information technology companies, since May 1991, and joined El Dorado as ,an associate in July 1987. From 1979 to 1985 Ms. Bahles held various engineering, marketing and management positions with Millennium Systems, a systems integration company, and Fortune Systems Corporation, a workstation manufacturer. Ms. Bahles also serves as a director of several privately held information technology companies.

   Thomas B. Kelly has served as a director of the Company since March 1999. Mr. Kelly was a Managing Partner of Arthur Andersen, LLP, from 1984 to 1999. From 1976 to 1984 Mr. Kelly was a Partner of Arthur Andersen, LLP, and has worked in various other positions within Arthur Andersen since 1967.

Class II Directors Whose Terms Expire 2000

   K. Flynn McDonald has served as a director of the Company since March 1995. Ms. McDonald has been a Managing Director of Vector Fund Management II, L.P., the General Partner of Vector Later-Stage Equity Fund II, L.P., since November 1995. From December 1993 to October 1995, Ms. McDonald served as Vice President of Investments at Technology Funding, Inc., a venture capital firm focused on technology and health care companies. From 1986 to 1993, she held various positions at Raychem Corporation, a material sciences company, including Vice President of Raychem Ventures, Inc. Ms. McDonald is a also Director of
LifeCell Corporation, a company focusing on solid-state, semiconductor gamma detector technology; Decibel Instruments, Inc., a hearing device company; and Spinal Concepts, Inc., a spinal fixation device company.

   Thomas O'Rourke has served as a Director of the Company since November 1995. Mr. O'Rourke has served as the President and Chairman of the Board of O'Rourke Investment Corporation, an investment company, since 1989. From January 1985 to April 1988, Mr. O'Rourke was a General Partner of Hambrecht and Quist Venture Partners, a venture capital firm. From 1966 to 1985, he was the founder, President and Chairman of the Board of Tymshare, Inc., a computer services company.

Meetings and Committees of the Board of Directors

   During the fiscal year ended March 31, 1999 (the "last fiscal year"), the Board met five times and acted by unanimous written consent five times. No director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he or she serves. The Board has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. A nomination for a director made by a stockholder must be submitted to William C. Leetham at the address of the Company's executive offices set forth above on or before August 27, 1999.

   Nominations that are intended to be included in the Company's proxy statement for the 2000 Annual Meeting must be submitted no later than April 5, 2000. See "Deadline for Receipt of Stockholder Proposals for 2000 Annual Meeting."

   The Audit Committee consists of directors Shanda Bahles, Thomas O'Rourke and Thomas B. Kelly, three of the Company's non-employee directors, and held two meetings during the last fiscal year. Mr. Kelly was not a member of the Audit Committee at the time of either meeting. The Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of the Company and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

   The Compensation Committee consists of directors Shanda Bahles and Thomas O'Rourke, and met one time and acted by unanimous written consent four times during the last fiscal year. Its functions are to establish and administer the Company's policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers the Company's 1998 Stock Option Plan, 1994 Stock Plan, 1998 Directors' Stock Option Plan and 1998 Employee Stock Purchase Plan.

Compensation of Directors

   Directors currently receive no cash fees for services provided in that capacity but are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board. The Company's 1998 Directors' Stock Option Plan (the "Directors' Plan") provided that each nonemployee director as of the date of the Company's initial public offering received an option to purchase 5,000 shares of Common Stock as of such date. In addition, the Directors' Plan provides that each person who becomes a nonemployee director of the Company following the date of the Company's initial public offering will be granted a nonstatutory stock option to purchase 25,000 shares of Common Stock on the date on which he or she is first appointed or elected to the Board. Thereafter, on the date of each annual meeting of the Company's stockholders immediately following which a nonemployee director is serving on the Board of Directors, he or she shall be granted an additional option to purchase 5,000 shares of Common Stock if, on the meeting date, he or she has served on the Company's Board of Directors for at least six months. Each of the nonemployee directors, including the director nominees, will have served for more than six months at the time of the Annual Meeting, and so will receive options to purchase 5,000 shares of the Company's Common Stock under the Directors' Plan, provided that all nominee directors are reelected to the Board at the Annual Meeting. Thomas Kelly received an option to purchase 25,000 shares under the Directors' Plan on March 15, 1999, the day he was appointed to the Board. All options granted under the Directors' Plan have an exercise price equal to the fair market value of the Company's Common Stock based upon the closing price of the stock on the Nasdaq National Market as of the date of grant, except that the options granted to nonemployee directors of the Company as of the date of the Company's initial public offering had an exercise price equal to the price at which the Company's stock was first sold to the public by the underwriters of the offering. Options granted at the time a nonemployee director is first appointed or elected to the Board vest as to 25% per year over four years. Options granted on the date of an annual meeting of stockholders vest in full on the first anniversary of the date of grant.

   In addition, K. Flynn McDonald received a fully-vested stock option to purchase 20,000 shares of Common Stock under the Company's 1998 Stock Option Plan in June 1998, with an exercise price of $13.00.

Recommendation of the Board:

                        THE BOARD RECOMMENDS A VOTE FOR
                   THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                 PROPOSAL NO. 2

                    AMENDMENT OF THE 1998 STOCK OPTION PLAN

   At the Annual Meeting, the Company's stockholders are being asked to approve certain amendments of the Company's 1998 Stock Option Plan (the "1998 Plan"). The following is a summary of principal features of the 1998 Plan, as well as a description of the amendments for which the Company is now seeking stockholder approval. This summary does not purport to be a complete description of all the provisions of the 1998 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the William C. Leetham at the Company's principal offices at 1080 Marina Village Parkway, Alameda, California 94501.

   The Board of Directors in April 1999 approved amendments to the 1998 Plan that increase the number of shares of Common Stock available for issuance under the plan by up to 1,556,000 shares. At the time of the Company's initial public offering, the Company discontinued issuances under its 1994 Stock Plan. At that time, a certain number of shares remained available for grant under the 1994 Stock Plan and since then additional shares have and are expected to be returned to this plan as a result of terminations of optionees' employment and consulting relationships with Pilot. The 1,556,000 share increase in the number of shares available under the 1998 Plan for which stockholder approval is now being sought is approximately equal to the 1,156,000 shares previously reserved for issuance under the 1994 Stock Plan that were never issued or which have already returned to the 1994 Stock Plan as a result of employee and consultant terminations, plus up to an additional 400,000 shares that may be returned to such plan as a result of future terminations. Accordingly, at the Annual Meeting, the stockholders are being asked to approve these amendments to the 1998 Plan which will result in an increase of 1,556,000 in the maximum aggregate number of shares of Common Stock available for issuance under this plan.

General

   The 1998 Plan was adopted by the Company's Board of Directors and stockholders in June 1998 and July 1998, respectively. Initially, 1,000,000 shares of Common Stock were reserved for issuance under the 1998 Plan, plus an automatic annual increase on the first day of each of the Company's fiscal years in 1999, 2000, 2001, 2002 and 2003 equal to the lesser of 500,000 shares, 3% of the Company's outstanding shares of Common Stock on the last day of the immediately preceding fiscal year or a lesser number of shares as determined by the Board of Directors. An additional 404,082 shares of Common Stock were made available for issuance under the 1998 Plan as of April 1, 1999 under the above formula evergreen provision. Shares not purchased under an option prior to its expiration will be available for future option grants under the 1998 Plan.

   The 1998 Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting of nonstatutory stock options to employees and consultants (including non-employee directors). See
"United States Federal Income Tax Information" below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options.

   As of July 1, 1999, no shares had been issued upon exercise of options granted under the 1998 Plan, and all remaining shares available under the plan are subject to outstanding options (without taking into account the amendments for which stockholder approval is now being sought). The closing price of the Company's Common Stock, as reported on the Nasdaq National Market on July 1, 1999, was $9.50. The actual benefits, if any, to the holders of stock options issued under the 1998 Plan are not determinable prior to exercise as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of a holder's stock option. As of July 1, 1999, the following current executive officers of the Company and directors of the Company have received grants under the 1998 Plan: M. Marketta Silvera (30,000 shares), William C. Leetham (20,000 shares), Robert G. Carrade (10,000 shares), Thomas A. Wadlow (20,000 shares), Martin W. Wegenstein (150,000 shares), Dana R. Nelson (150,000 shares) and K. Flynn McDonald (20,000 shares). In addition, as of July 1, 1999, options to purchase approximately 1,006,650 shares of Common Stock granted under the 1998 Plan are held by all current employees (excluding options held by executive officers) as a group, options to purchase 380,000 shares are held by all current executive officers as a group and options to purchase 20,000 shares are held by all directors who are not executive officers as a group.

   The 1998 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Purpose

   The purposes of the 1998 Plan are to attract and retain the best available personnel for the Company, to provide additional incentive to the employees, officers and consultants of the Company, and to promote the success of the Company's business.

Administration

   The 1998 Plan is administered by the Board of Directors or one or more committees of the Board (in either case, referred to as the "Administrator"). All questions of interpretation or application of the 1998 Plan are determined in the sole discretion of the Administrator. Grants of options to employees or consultants who are also officers or directors of the Company shall be made by the Administrator in a manner designed to cause such grants to be exempt from the application of Rule 16(b) of the Exchange Act and to qualify such grants to the Company's officers listed in the Summary Compensation Table below as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. Members of the Board of Directors receive no additional compensation for their services in connection with administration of the plan.

Eligibility

   The 1998 Plan provides that options may be granted to employees (including officers and directors who are also employees) and consultants (including non-employee directors) of the Company. Incentive stock options may be granted only to employees. The Administrator selects the optionees and determines the number of shares and the exercise price to be associated with each option. In making such determination, the Administrator takes into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company, and other relevant factors. As of July 1, 1999, there are approximately 154 employees, officers and consultants eligible to participate in the 1998 Plan.

Limitations on Amount of Awards

   The 1998 Plan provides that the maximum number of shares of Common Stock which may be granted under options to any one employee during any fiscal year is 1,000,000, subject to adjustment as provided in the plan. There is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an employee during any calendar year.

Terms of Options

   The terms of options granted under the 1998 Plan are determined by the Administrator. Each option is evidenced by a stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

     (a) Exercise Price. The exercise price of a stock option granted under the 1998 Plan is determined by the Administrator subject to the following restrictions. The exercise price of incentive stock options and of nonstatutory stock options granted to the Company's officers listed in the Summary Compensation Table below must be at least equal to the fair market value of the shares on the date of grant. The exercise price of nonstatutory stock options granted to other persons must be equal to at least 85% of the fair market value of the shares on the date of grant. Incentive stock options granted to stockholders owning more than 10% of the total combined voting power of all classes of the Company's stock (such holders are referred to as "10% Stockholders") are subject to the additional restriction that the exercise price of such options must be equal to at least 110% of the fair market value on the date of the grant. The fair market value of the shares subject to an option is based upon the closing price of the Company's Common Stock as reported on the Nasdaq National Market as of the relevant date.

     (b) Exercise of the Option. The Administrator determines when options are exercisable. Generally, an optionee must earn the right to exercise (or "vest" in) the option by continuing to work for the Company. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock being purchased, and by tendering payment of the purchase price to the Company. The method of payment of the exercise price of the shares purchased upon exercise of an option is determined by the Administrator. The 1998 Plan generally allows for payment of the exercise price in cash, with a promissory note, by surrender of shares of Common Stock owned by the optionee, by the Company's retention of a number of shares underlying the option equal to the exercise price or by delivery to the Company by the broker selling the shares issued upon exercise of the option the amount of sale or loan proceeds required to pay the exercise price.

     (c) Termination of Employment. If an optionee's employment or consulting relationship with the Company is terminated for any reason other than death or total and permanent disability, options under the 1998 Plan generally must be exercised within 90 days after the date of termination to the extent the option was exercisable as of such date.

     (d) Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of or her total and permanent disability, options generally must be exercised within six months after the date of termination and may be exercised only to the extent the option was exercisable on the date of termination.

     (e) Death. If an optionee should die while employed or retained by the Company, and such optionee has been continuously employed or retained by the Company since the date of grant of the option, the option must generally be exercised within six months after the date of death by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent the optionee would have been entitled to exercise the option had the optionee continued living and remained employed or retained by the Company for three months after the date of death.

   If an optionee should die within 30 days after the he or she ceased to be continuously employed or retained by the Company, the option must generally be exercised within six months after the date of death by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent that the optionee was entitled to exercise the option at the date of termination.

     (f) Option Termination Date. Generally, options granted under the 1998 Plan expire ten years from the date of grant unless a shorter period is specified in the option agreement. Incentive stock options granted to 10% Stockholders may not have a term of more than five years. Under no circumstances may an option be exercised by any person after expiration of its term.

     (g) Nontransferability of Options. Incentive stock options are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee. The Administrator may in its discretion grant nonstatutory stock options with limited transferability rights.

     (h) Change of Control of the Company. In the event of a merger of the Company with or into another corporation or sale of all or substantially all of the Company's assets, outstanding options shall be assumed or substituted by the Company's acquiror. The Administrator retains the discretion to provide that, instead of such assumption or substitution, the vesting of outstanding options shall accelerate in full or in part in connection with an acquisition of the Company. Should the Administrator accelerate the vesting of outstanding options, it will provide notice to optionees that options remain exercisable for 15 days from the date of such notice, after which they terminate.

     (i) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1998 Plan as may be determined by the Administrator.

Adjustments Upon Changes in Capitalization

   In the event any change, such as a stock split, reverse stock split, stock dividend, combination or reclassification, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding option, the number of shares subject to each option, and the annual limitation on grants to employees, as well as the number of shares available for issuance under the 1998 Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise provided by the Administrator.

Amendment and Termination

   The Board of Directors may amend the 1998 Plan at any time or from time to time or may terminate it without approval of the stockholders, except that stockholder approval is required for any amendment to the 1998 Plan that

  .  increases the number of shares that may be issued under the 1998 Plan,

  .  modifies the standards of eligibility,

  . modifies the 1,000,000-share annual limitation on grants to employees, or

  . results in other changes that would require stockholder approval to qualify options granted to the Company's executive officers under the 1998 Plan as performance-based compensation under Section 162(m) of the Code.

No action by the Board of Directors or the stockholders may alter or impair any option previously granted under the 1998 Plan, unless mutually agreed to by both the optionee and the Company.

   The 1998 Plan shall terminate in June 2008. Any options outstanding under the plan at that time shall remain outstanding until they expire by their terms.

United States Federal Income Tax Information

   The following is a brief summary of the U.S. federal income tax consequences of transactions under the 1998 Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary does not address all matters that may be relevant to a particular optionee based on his or her specific circumstances. It addresses only current U.S. federal income tax law and does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or gift, estate or other tax laws other than federal income tax law. Each optionee should consult his or her own tax advisor concerning the tax implications of option grants and exercises, and the disposition of stock acquired upon such exercises, under the 1998 Plan.

   Options granted under the 1998 Plan may be either incentive stock options, which are intended to qualify for the special tax treatment provided by Section 422 of the Code, or nonstatutory stock options, which will not qualify for such treatment.

   Treatment of Incentive Stock Options. If an option granted under the 1998 Plan is an incentive stock option, the optionee will recognize no taxable income upon grant of the option and will incur no federal income tax liability due to its exercise, except to the extent that such exercise causes the optionee to incur alternative minimum tax (see discussion below.) The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax to the optionee. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option by the optionee, any gain will be treated as a long-term capital gain. If both of these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the Common Stock on the date of the option exercise or the sale price of the Common Stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on a disposition of the shares prior to completion of both of the above holding periods in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. The maximum capital gains rate in effect as of the date of this Proxy Statement is 20%.

   Treatment of Nonstatutory Stock Options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the fair market value of the shares over the exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash by the optionee or out of the optionee's current earnings. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee upon exercise of a nonstatutory stock option. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares as of the date of exercise of the option will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year from date of exercise.

Alternative Minimum Tax

   The exercise of an incentive stock option may subject an optionee to the alternative minimum tax under Section 55 of the Code. The alternative minimum tax is calculated by applying a tax rate of 26% to alternative minimum taxable income of joint filers up to $175,000 ($87,500 for married taxpayers filing separately) and 28% to alternative minimum taxable income above that amount. Alternative minimum taxable income is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference less (iii) an exemption amount of $45,000 for joint returns, $33,750 for unmarried individual returns and $22,500 in the case of married taxpayers filing separately (which exemption amounts are phased out for taxpayers in higher income tax brackets). Alternative minimum tax will be due if the tax determined under the foregoing formula exceeds the regular tax of the taxpayer for the year.

   In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to exercise of a nonstatutory stock option. As a result, the optionee recognizes alternative minimum taxable income equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Because the alternative minimum tax calculation may be complex, optionees should consult their own tax advisors prior to exercising incentive stock options.

   If an optionee pays alternative minimum tax, the amount of such tax may be carried forward as a credit against any subsequent year's regular tax in excess of the alternative minimum tax for such year.

Required Vote

   The approval of the amendments of the 1998 Plan as described above requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                  APPROVAL OF THE AMENDMENTS OF THE 1998 PLAN.

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   KPMG, LLP has served as the Company's independent auditors since 1994 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending March 31, 2000. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting, the Board will reconsider its selection of auditors.

   A representative of KPMG, LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

              THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE
             APPOINTMENT OF KPMG, LLP AS THE COMPANY'S INDEPENDENT
               AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2000

                               EXECUTIVE OFFICERS

   The following table sets forth certain information regarding the executive officers of the Company as of July 1, 1999.

          Name          Age                      Office(s)
          ----          ---                      ---------
 M. Marketta Silvera...  56 Chairman of the Board of Directors, President and
                            Chief Executive Officer
 William C. Leetham....  46 Senior Vice President, Finance and Administration,
                            Chief Financial Officer, Treasurer and Secretary
 Dana R. Nelson........  50 Senior Vice President, Sales and Marketing
 Martin W. Wegenstein..  49 Senior Vice President, Operations
 Thomas A. Wadlow......  42 Vice President, Engineering and Development
 Robert G. Carrade.....  37 Vice President, Finance and Administration

   M. Marketta Silvera is the founder of the Company and has served as its President and Chief Executive Officer since June 1993, and as a director of the Company since July 1993. From June 1991 to January 1993, Ms. Silvera served as President of VoiceCom Systems, Inc., a voice processing services company. From May 1989 to June 1991, she served as President of Votan Corporation, a voice recognition technology company. Ms. Silvera served as Vice President of Sales and Marketing at Granite Systems, a voice technology systems developer, and Votan from 1986 to 1989. Ms. Silvera is also a director of AVIOS, a voice and data technology organization, and has previously served as its President.

   William C. Leetham has served as Senior Vice President, Finance and Administration, Chief Financial Officer, Treasurer, and Secretary of the Company since May 1998. From December 1996 to May 1998, Mr. Leetham served as Chief Financial Officer of Success Factor Systems, Inc., a human resources software applications company. From March 1995 to September 1996, Mr. Leetham served as Chief Financial Officer of Scopus Technology, Inc., an information management software company. From November 1992 to March 1995, he served as Chief Financial Officer of Berkeley Systems, Inc., a consumer software vendor. From August 1984 to November 1992, he held various positions at Candle Corporation, a system performance software company, most recently serving as Vice President, Financial Operations.

   Dana R. Nelson has served as Senior Vice President, Sales, since January 1999. From 1997 to 1999, Mr. Nelson served as the Senior Vice President of Sales of NetVantage, a networking company that was sold to Cabletron Systems in 1998. From 1995 to 1997, Mr. Nelson was the Vice President, Worldside Sales and Marketing for Digi International , a data communications hardware and software provider. From 1983 to 1995, Mr. Nelson held various positions with Ascom Timeplex, a supplier of networking equipment, most recently serving as Vice President, Worldwide Sales.

   Martin W. Wegenstein has served as Senior Vice President, Operations, since April 1999. From 1998 through April, 1999, Mr. Wegenstein was the owner of The Wegenstein Group, an information and knowledge management consulting firm. From 1995 through 1998, Mr. Wegenstein served as Vice President and CIO of Applied Materials, a silicon wafer fabrication company. From 1992 to 1995, Mr. Wegenstein served as Vice President of Information Technology and CIO of Rachem Corporation, a material science company. From 1985 Mr. Wegenstein served as Director of Corporate Information Systems at Emerson Electric Co., an electrical manufacturing company.

   Thomas A. Wadlow has served as Vice President, Engineering and Development of the Company since January 1996, and Director of Engineering from September 1993 to January 1996. From 1989 to September 1993, he served as Research Network Architect at Sun Microsystems Laboratories, Inc., a workstation manufacturer. From 1988 to 1989, Mr. Wadlow served as Systems and Network Manager of ParcPlace Systems, an object oriented software developer. From 1987 to 1988, Mr. Wadlow served as an engineer of the Smalltalk Group of Xerox Palo Alto Research Center, a computer science research laboratory. Prior to 1988

Mr. Wadlow served in various senior technical staff positions at Schlumberger Limited, a petroleum exploration and research company, and Lawrence Livermore National Laboratories, a national defense contractor.

   Robert G. Carrade has served as the Vice President, Finance and Administration of the Company since April 1997, and Director of Finance and Administration from February 1994 to April 1997. From May 1993 to February 1994, Mr. Carrade was an independent financial consultant. From November 1991 to May 1993, Mr. Carrade served as a corporate finance associate with Berkeley International Capital Corporation. Mr. Carrade is a certified public accountant in California.

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company's Common Stock as of July 1, 1999 for (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock,
(ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table of this proxy statement (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group.

                                                         Amount and
                                                         Nature of   Percent of
                                                         Beneficial    Common
Name and Address                                        Ownership(1) Stock(1)(2)
----------------                                        ------------ -----------
Entities affiliated with
 El Dorado Ventures(3).................................  1,648,661      12.1%
 2400 Sand Hill Road
 Menlo Park, CA 94025
M. Marketta Silvera(4).................................  1,275,000       9.3
GE Electric Capital Corporation(5).....................    750,000       5.5
 120 Long Ridge Road
 Stamford, CT 06927
Shanda Bahles(6).......................................  1,653,661      12.1
Thomas O'Rourke(7).....................................    399,580       2.9
Thomas A. Wadlow(8)....................................    238,956       1.7
Robert G. Carrade(9)...................................    149,125       1.1
K. Flynn McDonald(10)..................................     52,400        *
William C. Leetham(11).................................     38,895        *
Michael Millikin(12)...................................     29,166        *
Peter Liebowitz(13)....................................      5,000        *
All directors and executive officers as
 a group (12 persons)(14)..............................  3,841,783      27.8%

--------
  *  Represents beneficial ownership of less than 1% of the Company's Common
     Stock.

 (1) Except pursuant to applicable community property laws or as indicated in the footnotes of this table, to the Company's knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.

 (2) Applicable percentage of ownership for each stockholder is based on 13,638,786 shares of Common Stock outstanding as of July 1, 1999, together with applicable options and warrants for such stockholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of Common Stock subject to options held by that person that are currently exercisable within 60 days of July 1, 1999. Such shares issuable pursuant to such options are deemed outstanding for computing the percentage ownership of the person holding such options but are not deemed outstanding for the purposes of computing the percentage ownership of each other person.
    Unless otherwise indicated, the address of each of the individuals named above is: c/o Pilot Network Services, Inc., 1080 Marina Village Parkway, Alameda, CA 94501.

 (3) Consists of 29,418 shares held by El Dorado C&L Fund, L.P., 55,704 shares held by El Dorado Technology IV, L.P., and 1,563,540 shares held by El Dorado Ventures III, L.P. (collectively, the "El Dorado Entities").

 (4) Includes 55,000 shares issuable upon exercise of stock options that are exercisable within 60 days of July 1, 1999.

 (5) Includes 50,000 shares issuable upon exercise of stock options that are exercisable within 60 days of July 1, 1999 held by AmeriData, which was acquired in June 1996 by GE Capital Corp., a subsidiary of General Electric Company, and is now GE Capital Information Technologies Solutions, Inc.

 (6) Includes 1,648,662 shares held by the El Dorado Entities. Ms. Bahles, a Director of the Company and a General Partner to each of the El Dorado Entities, disclaims beneficial ownership of the shares held by the El Dorado Entities, except for her proportional pecuniary interest therein, if any. Also includes 5,000 shares issuable upon exercise of stock options that are exercisable within 60 days of July 1, 1999.

 (7) Includes 394,580 shares held by O'Rourke Investment Corporation ("OIC"). Mr. O'Rourke, a Director of the Company and Chairman and CEO of OIC, owns a majority of the outstanding voting shares of OIC and is a director of OIC. Also includes 5,000 shares issuable upon exercise of stock options that are exercisable within 60 days of July 1, 1999.

 (8) Includes 29,374 shares issuable upon exercise of stock options that are exercisable within 60 days of July 1, 1999.

 (9) Includes 15,132 shares issuable upon exercise of stock options that are exercisable within 60 days of July 1, 1999.

(10) Includes 25,000 shares issuable upon exercise of stock options that are exercisable within 60 days of July 1, 1999.

(11) Includes 36,875 shares issuable upon exercise of stock options that are exercisable within 60 days of July 1, 1999.

(12) Beneficial ownership calculation is based solely on a review of stockholder records by the Company as of March 31, 1999.

(13) Beneficial ownership calculation is based solely on a review of the most recent Section 16 filings known by the Company to have been made by the holder with the Securities and Exchange Commission.

(14) Includes 171,381 shares issuable upon exercise of stock options that are exercisable within 60 days of July 1, 1999.

                       COMPENSATION OF EXECUTIVE OFFICERS

   The following table shows the compensation earned by (a) the individual who served as the Company's Chief Executive Officer during the fiscal year ended March 31, 1999; and, (b) the three other most highly compensated individuals who were serving as executive officers of the Company at the end of fiscal year ended March 31, 1999 and two additional individuals who were not serving as executive officers at the end of fiscal year ended March 31, 1999; and (c) the compensation received by each such individual for the Company's two preceding fiscal years.

                           Summary Compensation Table

                                                                                       Long-Term
                                                                                      Compensation
                                                                                      ------------
                                                                                         Awards
                                                                                      ------------
                                                Annual Compensation
                                ---------------------------------------------------    Securities           All Other
                                                                       Other Annual    Underlying        Compensation ($)
Name and Principal Position(1)  Fiscal Year Salary ($)(2) Bonus ($)(3) Compensation    Options (#)             (4)
------------------------------  ----------- ------------- ------------ ------------   ------------         ------------
M. Marketta Silvera...........     1999       $225,000      $10,200        --            60,000                $261
President and Chief Executive      1998        205,000       43,650        --            60,000                 237
 Officer

William C. Leetham(5).........     1999        129,563        6,800        --           150,000                 223
Senior Vice President, Finance
 and Administration, Chief
 Financial Officer, Treasurer
 and Secretary

Robert G. Carrade ............     1999        125,000        4,080        --            35,000                 261
Vice President, Finance and        1998        115,000       18,188        --            30,000                 230
 Administration

Thomas A. Wadlow .............     1999        125,000        4,080        --            35,000                 261
Vice President, Engineering        1998        110,000       18,188        --            30,000                 178
 and Development

Peter Liebowitz(6)............     1999        129,616       16,735        --               --                  171
Senior Vice President, Sales       1998         37,500       25,000        --           150,000                  90
 and Marketing

Michael Millikin(7)...........     1999        150,150       13,600        --            50,000                 261
Vice President, Operations and     1998         37,500       25,000        --           100,000                  90
 Business Development

--------
(1) In January 1999, the Company hired Dana R. Nelson as its Senior Vice President of Sales and Marketing at an annualized salary of $175,000 and in April 1999, the Company hired Martin W. Wegenstein as its Senior Vice President of Operations at an annualized salary of $175,000.
(2) Includes amounts deferred under the Company's 401(k) plan.
(3) Include bonuses earned in the indicated year and paid in the subsequent year. Excludes bonuses paid in the indicated year but earned in the preceding year.
(4) Amounts listed represent term life insurance premiums paid on behalf of the listed individual.
(5) Mr. Leetham joined the Company in May 1998 at an annualized salary of $150,000.
(6) Mr. Liebowitz joined the Company in January 1998 and left the Company in January 1999.
(7) Mr. Millikin joined the Company in January 1998 and left the Company in March 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table provides certain information with respect to stock options granted to the persons listed in the Summary Compensation Table in the last fiscal year. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

                                      Individual Grants(1)
                         ------------------------------------------------ Potential Realizable
                                         Percent                            Value at Assumed
                         Number of   of Total Options                     Annual Rates of Stock
                         Securities      Granted                           Price Appreciation
                         Underlying    to Employees   Exercise             For Option Term(3)
                          Options       in Fiscal      Price   Expiration ---------------------
          Name           Granted (#)    Year(%)(2)     ($/sh)     Date      5% ($)    10% ($)
          ----           ----------  ---------------- -------- ---------- ---------- ----------
M. Marketta Silvera.....   60,000          3.9%        $3.30     4/24/03  $  874,077 $1,154,828
William C. Leetham(4)...  150,000          9.8          6.00     5/20/08   2,520,679  4,546,859
Robert G. Carrade.......   35,000          2.3          3.00     4/24/08     693,158  1,165,934
Thomas A. Wadlow........   35,000          2.3          3.00     4/24/08     693,158  1,165,934
Michael Millikin........   50,000          3.3         5.875    10/23/08     184,738    468,162
Peter Liebowitz.........      --           --            --          --          --         --

--------
(1) No stock appreciation rights were granted to the above officers in the last fiscal year. Options vest 25% upon the first anniversary of the vesting commencement date, with the remaining shares vesting in equal monthly installments over the following three years.
(2) Based on an aggregate of 1,536,400 options granted to employees during the fiscal year ended March 31, 1999.
(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers. For options granted prior to the closing of the Company's initial public offering, the potential realizable value is calculated by assuming that the initial public offering price of $14.00 per share appreciates at the indicated rate for the entire term of the option.
(4) In the event the Company is acquired and such officer's employment is terminated without cause within 12 months after such acquisition, then 50% of the unvested portion of such officer's options shall immediately become fully vested at the time of such termination.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

   The following table sets forth certain information with respect to stock options exercised by the persons listed in the Summary Compensation Table during the fiscal year ended March 31, 1999. In addition, the table sets forth the number of shares covered by stock options as of the fiscal year ended March 31, 1999, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year ended March 31, 1999.

                                                        Number of               Value of
                                                       Unexercised            Unexercised
                           Shares                       Options at            In-the-Money
                          Acquired                   Fiscal Year End           Options at
                         on Exercise      Value      (#) Exercisable/     Fiscal Year End ($)
          Name               (#)     Realized ($)(3) Unexercisable(1) Exercisable/Unexercisable(2)
          ----           ----------- --------------- ---------------- ----------------------------
M. Marketta Silvera.....      --         $   --       28,750/91,250        $407,905/$792,515
William C. Leetham......      --             --       17,000/133,000        151,946/1,188,754
Robert G. Carrade.......   19,062         91,746         -- /51,980             -- /659,487
Thomas A. Wadlow........      --             --       28,020/51,980         406,153/659,487
Michael Millikin(4).....   64,583        309,371         -- /--                 -- /--
Peter Liebowitz(5)......   93,750        332,813         -- /--                 -- /--

--------
(1) No stock appreciation rights (SARs) were outstanding during fiscal 1999.
(2) Based on the $14.938 per share closing price of the Company's Common Stock on The Nasdaq Stock Market on March 31, 1999, less the exercise price of the options.
(3) Value realized is calculated based on the closing price of the Company's Common Stock as reported on the Nasdaq Stock Market on the date of exercise minus the exercise price of the option and does not necessarily indicate that the optionee sold such stock.
(4) The Company repurchased 35,417 shares of Mr. Millikin's stock in March 1999 at the original purchase price of such shares.
(5) The Company repurchased 56,250 shares of Mr. Liebowitz's stock in January 1999 at the original purchase price of such shares.

   Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to the Company's executive officers during the fiscal year ended March 31, 1999. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers, including administration of the Company's stock plans and approving stock option grants. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

   Under the supervision of the Board of Directors, the Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

   The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

   The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

   Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company's success in achieving specific company-wide goals, such as customer satisfaction, revenue growth and earnings growth.

Long-Term Incentive Compensation

   The Company has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company's stockholders. Factors considered in making such awards include the individual's position in the Company, his or her performance and responsibilities, and internal comparability considerations.

   Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's service, and then only if the market price of the Common Stock appreciates over the option term.

Compensation of the Chief Executive Officer

   M. Marketta Silvera has served as the Company's President and Chief Executive Officer since June 1993. Her base salary and cash bonus for fiscal 1999 was $225,000 and $10,200, respectively.

   The factors discussed above in "Base Salary," "Cash-Based Incentive Compensation," and "Long-Term Incentive Compensation" were also applied in establishing the amount of Ms. Silvera's salary and stock option grant for fiscal 1999. Significant factors in establishing Ms. Silvera's compensation were Ms. Silvera's personal performance during the fiscal year as well as her role in attaining the Company's overall objectives in revenue attainment and operating results.

Deductibility of Executive Compensation

   The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to
Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company's 1998 Stock Plan or its 1994 Stock Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

                                   Shanda Bahles
                                  Thomas O'Rourke

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Board of Directors currently consists of Shanda Bahles and Thomas O'Rourke. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

   The Company has entered into service agreements with entities affiliated with General Electric Company containing standard terms and conditions resulting from third party arm's length negotiations between the Company and each such entity. Such entities may be affiliated with GE Electric Capital Corporation, a principal stockholder of the Company's Common Stock. The Company also entered into an agreement with AmeriData Technologies Inc. ("AmeriData") on June 18, 1996 whereby the Company granted AmeriData options to purchase 200,000 shares of the Company's Common Stock at $2.00 per share and Ameridata agreed to sell the Company's Internet security service to AmeriData customers in exchange for a commission on the first two years of revenue from those customers. The Company and AmeriData also agreed to cooperate in areas such as training and marketing. In June 1996, Ameridata was acquired by GE Capital Corp., a subsidiary of General Electric Company, and is now GE Capital Information Technologies Solutions, Inc.

                            STOCK PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return data for the Company's stock since August 10, 1998 (the date on which the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (i) The Nasdaq National Market Composite Index, and (ii) the Credit Suisse First Boston EC Index. The graph assumes that $100 was invested on August 11, 1998, the date on which the Company completed the initial public offering of its Common Stock, in the Common Stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $14.00, the price to which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                 COMPARISON OF 1 YEAR CUMULATIVE TOTAL RETURN *
            AMONG PILOT NETWORK SERVICES, INC., THE NASDAQ NATIONAL
         MARKET COMPOSITE INDEX AND CREDIT SUISSE FIRST BOSTON EC INDEX

                                    [GRAPH]
--------
* Assumes $100 invested on August 11, 1998 in stock or index, including reinvestment of dividends. Fiscal year ending March 31, 1999.

                                               8/11/98 9/30/98 12/31/98 3/31/99
                                               ------- ------- -------- -------
Pilot Network Services, Inc...................  100.0   47.3     63.8    106.7
The Nasdaq National Market Composite Index....  100.0   94.5    122.3    137.3
Credit Suisse First Boston EC Index...........  100.0   85.5    137.0    212.5

     DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

   Proposals of stockholders intended to be included in the Company's proxy statement for the 2000 Annual Meeting of Stockholders must be received by William C. Leetham, 1080 Marine Village Parkway, Alameda, California 94501, no later than April 5, 2000. If the Company is not notified of a stockholder proposal by June 19, 2000, then the proxies held by management of the Company provide discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended March 31, 1999, all Reporting Persons complied with all applicable filing requirements except for the following Reporting Persons: (i) Peter Liebowitz filed a late Form 4 reporting seven transactions and five transactions that should have been reported on a Form 4 are reported on his Form 5; and (ii) Thomas Kelly filed a late Form 3.

                                 OTHER MATTERS

   The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

   It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          William C. Leetham
                                          Secretary

August 3, 1999
Alameda, California

                          PILOT NETWORK SERVICES, INC.

                             1998 STOCK OPTION PLAN

                          (As Amended April 23, 1999)

     1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

   Options granted hereunder may be either Incentive Stock Options (as defined under Section 422 of the Code) or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement.

     2. Definitions. As used herein, the following definitions shall apply:

       (a) "Administrator" shall mean the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

       (b) "Affiliate" shall mean an entity other than a Subsidiary (as defined below) in which the Company owns an equity interest.

       (c) "Applicable Laws" shall have the meaning set forth in Section 4(a) below.

       (d) "Board" shall mean the Board of Directors of the Company.

       (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

       (f) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan, if one is appointed.

       (g) "Common Stock" shall mean the Common Stock of the Company.

       (h) "Company" shall mean Pilot Network Services, Inc., a California corporation.

       (i) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, and any director of the Company whether compensated for such services or not.

       (j) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute a termination of employment.

       (k) "Director" shall mean a member of the Board.

       (l) "Employee" shall mean any person (including any Named Executive, Officer or Director) employed by the Company or any Parent, Subsidiary or Affiliate of the Company. The payment by the Company of a director's fee to a Director shall not be sufficient to constitute "employment" of such Director by the Company.

       (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

       (n) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

         (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination (if for a given day no sales were reported, the closing bid on that day shall be used), as such price is reported in The Wall Street Journal or such other source as the Administrator deems reliable;

         (ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the bid and asked prices for the Common Stock or;

         (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

       (o) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written option agreement.

       (p) "Named Executive" shall mean any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four highest compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

       (q) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written option agreement.

       (r) "Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

       (s) "Option" shall mean a stock option granted pursuant to the Plan.

       (t) "Optioned Stock" shall mean the Common Stock subject to an Option.

       (u) "Optionee" shall mean an Employee or Consultant who receives an Option.

       (v) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

       (w) "Plan" shall mean this 1998 Stock Option Plan.

       (x) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act as the same may be amended from time to time, or any successor provision.

       (y) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

       (z) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 2,156,000 Shares of Common Stock, plus such number of Shares as may be returned to the Company's 1994 Stock Plan upon termination of an optionee's employment or consulting relationship with the Company up to a maximum of 400,000 Shares, plus an annual increase on the first day of each of the Company's fiscal years in 1999, 2000, 2001, 2002 and 2003 equal to the lesser of (i) 500,000 Shares, (ii) three percent (3%) of the Shares outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of Shares as the Board shall determine. The Shares may be authorized, but unissued, or reacquired Common Stock.

   If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant under the Plan.

     4. Administration of the Plan.

       (a) Composition of Administrator.

         (i) Multiple Administrative Bodies. If permitted by Rule 16b-3, and by the legal requirements relating to the administration of incentive stock option plans, if any, of applicable securities laws and the Code (collectively, the "Applicable Laws"), grants under the Plan may (but need not) be made by different administrative bodies with respect to Directors, Officers who are not directors and Employees who are neither Directors nor Officers.

         (ii) Administration with respect to Directors and Officers. With respect to grants of Options to Employees or Consultants who are also Officers or Directors of the Company, grants under the Plan shall be made by (A) the Board, if the Board may make grants under the Plan in compliance with Rule 16b-3 and Section 162(m) of the Code as it applies so as to qualify grants of Options to Named Executives as performance-based compensation, or (B) a Committee designated by the Board to make grants under the Plan, which Committee shall be constituted in such a manner as to permit grants under the Plan to comply with Rule 16b-3, to qualify grants of Options to Named Executives as performance-based compensation under
      Section 162(m) of the Code and otherwise so as to satisfy the Applicable Laws.

         (iii) Administration with respect to Other Persons. With respect to grants of Options to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

         (iv) General. If a Committee has been appointed pursuant to subsection (ii) or (iii) of this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee appointed under subsection (ii), to the extent permitted by Rule 16b-3 and to the extent required under Section 162(m) of the Code to qualify grants of Options to Named Executives as performance-based compensation.

       (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

         (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(m) of the Plan;

         (ii) to select the Employees and Consultants to whom Options may from time to time be granted hereunder;

         (iii) to determine whether and to what extent Options are granted hereunder;

         (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

         (v) to approve forms of agreement for use under the Plan;

         (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

         (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted.

       (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

     5. Eligibility.

       (a) Recipients of Grants. Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees, provided, however, that Employees of an Affiliate shall not be eligible to receive Incentive Stock Options. An Employee or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options.

       (b) Type of Option. Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

       (c) No Employment Rights. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

     6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 20 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 16 of the Plan.

     7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     8. Limitation on Grants to Employees. Subject to adjustment as provided in this Plan, the maximum number of Shares which may be subject to options granted to any one Employee under this Plan for any fiscal year of the Company shall be 1,000,000.

     9. Option Exercise Price and Consideration.

       (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

         (i) In the case of an Incentive Stock Option

                 (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary (a "10% Shareholder"), the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or

                 (B) granted to any other Employee, the per Share exercise
              price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

         (ii) In the case of a Nonstatutory Stock Option

                 (A) granted to a 10% Shareholder prior to the date, if any, upon which any security of the Company is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant;

                 (B) granted to a person who, at the time of the grant of such
              Option, is a Named Executive of the Company, the per share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant; or

                 (C) granted to any person other than a Named Executive, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

       (b) Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note,
    (4) other Shares that (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) any combination of the foregoing methods of payment, or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     10. Exercise of Option.

       (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan; provided however that any Option granted hereunder prior to the date, if any, upon which any security of the Company is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. to a person who is not either an Officer, a Director or a Consultant of the Company shall become exercisable at a rate of at least 20% per year over five years from the date of grant.

   An Option may not be exercised for a fraction of a Share.

   An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.

   Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

       (b) Termination of Status as an Employee or Consultant. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant, such Optionee may, but only within thirty (30) days (or such other period of time, not exceeding three (3) months in the case of an Incentive Stock Option or six (6) months in the case of a Nonstatutory Stock Option, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the optionee does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

       (c) Disability of Optionee. Notwithstanding Section 10(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

       (d) Death of Optionee. In the event of the death of an Optionee:

         (i) during the term of the Option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months (or such other period of time, not exceeding twelve
      (12) months, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant three
      (3) months (or such other period of time as is determined by the Administrator as provided above) after the date of death, subject to the limitation set forth in Section 5(b); or

         (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

       (e) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     11. Withholding Taxes. As a condition to the exercise of Options granted hereunder, the Optionee shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise, receipt or vesting of such Option. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

     12. Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by one or some combination of the following methods: (a) by cash payment, or (b) out of Optionee's current compensation, or (c) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to or less than the applicable taxes, or (d) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a fair market value equal to the amount required to be withheld. For this purpose, the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

   Any surrender by an Officer or Director of previously owned Shares to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3.

   All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

       (a) the election must be made on or prior to the applicable Tax
    Date;

       (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made; and

       (c) all elections shall be subject to the consent or disapproval of the Administrator.

   In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

   13. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution; provided that, after the date, if any, upon which any security of the Company is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., the Administrator may in its discretion grant transferable Nonstatutory Stock Options pursuant to option agreements specifying (i) the manner in which such Nonstatutory Stock Options are transferable and (ii) that any such transfer shall be subject to the Applicable Laws. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 13.

     14. Adjustments Upon Changes in Capitalization; Corporate Transactions.

       (a) Adjustment. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, the maximum number of shares of Common Stock for which Options may be granted to any employee under
    Section 8 of the Plan, the number of shares of Common Stock set forth in Section 3(i) above, and the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

       (b) Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a (i) proposed sale of all or substantially all of the assets of the Company, or (ii) a merger, consolidation or other capital reorganization of the Company (other than one in which the holders of more than fifty percent (50%) of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such merger or consolidation), the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to some or all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For purposes of this Section 14(b), an Option shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon such merger or sale of assets, each Optionee would be entitled to receive upon exercise of an Option the same number and kind of shares of stock or the same amount of property, cash or securities as the Optionee would have been entitled to receive upon the occurrence of such transaction if the Optionee had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the Option at such time (after giving effect to any adjustments in the number of Shares covered by the Option as provided for in this Section 14).

     15. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or such other date as is determined by the Administrator; provided however that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee's employment relationship with the Company. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     16. Amendment and Termination of the Plan.

       (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in
    Section 20 of the Plan:

         (i) any increase in the number of Shares subject to the Plan, other than an adjustment under Section 14 of the Plan;

         (ii) any change in the designation of the class of persons eligible to be granted Options; or

         (iii) any change in the limitation on grants to employees as described in Section 8 of the Plan or other changes which would require shareholder approval to qualify options granted hereunder as performance-based compensation under Section 162(m) of the Code.

       (b) Shareholder Approval. If any amendment requiring shareholder approval under Section 16(a) of the Plan is made subsequent to the first registration of any class of equity securities by the Company under
    Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 20 of the Plan.

       (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     17. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

   As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     19. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

     20. Shareholder Approval.

       (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law and the rules of any stock exchange upon which the Shares are listed.

       (b) In the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with
    Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

       (c) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 20(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an officer or director after such registration, do the following:

         (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information that would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

         (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PILOT NETWORK SERVICES, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 16,
                                      1999
  The undersigned stockholder of Pilot Network Services, Inc., a Delaware corporation, (the"Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated August 3, 1999, and hereby appoints M. Marketta Silvera and William C. Leetham or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Pilot Network Services, Inc. to be held on Thursday, September 16, 1999 at 10:00 a.m., local time, at the Company's offices at 2450 Mariner's Square Loop, Alameda, CA 94501 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:
  1. ELECTION OF CLASS I DIRECTORS
  [_] FOR all nominees listed below (except as indicated)
  [_] WITHHOLD authority to vote for all nominees listed below
  If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:
           M. Marketta Silvera     Thomas B. Kelly     Shanda Bahles
  2. PROPOSAL TO AMEND THE 1998 STOCK OPTION PLAN:

                         [_] FOR[_] AGAINST[_] ABSTAIN

  3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2000:

                         [_] FOR[_] AGAINST[_] ABSTAIN

  and. in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

               PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY



THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF CLASS I DIRECTORS; (2) FOR THE AMENDMENT OF THE 1998 STOCK OPTION PLAN; (3) FOR RATIFICATION OF THE APPOINTMENT OF KPMG, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2000; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                                Dated: _______________________,
                                                _______________________________
                                                Signature
                                                Dated: ________________________
                                                _______________________________
                                                Signature

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)